SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant  | |

Check the appropriate box:
| |   Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
| |   Definitive Additional Materials
| |   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Washington Trust Bancorp, Inc.

                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
| |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
            --------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------------

         5) Total fee paid:
            --------------------------------------------------------------------
| |   Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:
            --------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:
            --------------------------------------------------------------------

         3) Filing party:
            --------------------------------------------------------------------

         4) Date filed:
            --------------------------------------------------------------------

  [GRAPHIC OF REGISTRANT'S LOGO OMITTED]

                         WASHINGTON TRUST BANCORP, INC.
                  23 Broad Street, Westerly, Rhode Island 02891




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 25, 2000

To the Shareholders of WASHINGTON TRUST BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC. (the "Corporation"), a Rhode Island corporation, will be held at the Westerly Library, 44 Broad Street, Westerly, Rhode Island on Tuesday, the 25th of April, 2000 at 11:00 a.m. for the purpose of considering and acting upon the following:

         1. The election of nine directors for staggered terms, each to serve until their successors are duly elected and qualified;

         2. The ratification of the selection of independent auditors to audit the Corporation's consolidated financial statements for the year ending December 31, 2000; and

         3. Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on March 1, 2000 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.

It is important that your shares be represented and voted whether or not you plan to be present. Therefore, if you do not expect to be present at the meeting, please sign, date, and fill in the enclosed proxy and return it by mail in the enclosed addressed envelope.

                                             By order of the Board of Directors,


                                             Harvey C. Perry

                                             Harvey C. Perry II
                                             Secretary

March 21, 2000

                         WASHINGTON TRUST BANCORP, INC.
           23 Broad Street, Westerly, RI 02891 Telephone 401-348-1200

               --------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 25, 2000

               --------------------------------------------------


                                 PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on April 25, 2000, and any adjournment thereof and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person, or by notifying the Corporation of the revocation in writing to the Secretary, 23 Broad Street, Westerly, Rhode Island 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2 referred to herein.

As of March 1, 2000, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were issued and outstanding 10,932,390 shares of common stock, $.0625 par value (the "Common Stock"), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the ratification of the selection of independent auditors will have the same legal effect as a vote against such matters. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will not be counted for purposes of approving the matters to be acted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of independent auditors.

Management knows of no matters to be brought before the meeting other than those referred to. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 21, 2000.

                             PRINCIPAL SHAREHOLDERS

The Corporation knows of no person who beneficially owned more than five percent (5%) of the Corporation's outstanding Common Stock as of March 1, 2000.

                              ELECTION OF DIRECTORS

The Corporation's Board of Directors is divided into three approximately equal classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Notwithstanding such three-year terms, the Corporation's By-Laws require any director who reaches his or her seventieth birthday to resign from the Board of Directors as of the next Annual Meeting of Shareholders following such director's seventieth birthday. There are at present 15 directors.

The current terms of Brendan P. O'Donnell and Anthony J. Rose, Jr. expire in 2001. Each of Mr. O'Donnell and Mr. Rose will turn 70 before the Annual Meeting on April 25, 2000. Pursuant to the Corporation's by-laws, Mr. O'Donnell and Mr. Rose are required to resign as of the Annual Meeting, and each has indicated his intention to do so.

This year, a total of nine nominees for election to the Board of Directors have been named. Six directors are to be elected at the Annual Meeting to serve until the 2003 Annual Meeting and until their respective successors are elected and have qualified. Three new directors are proposed to be added. Two are to be elected to serve until the 2001 Annual Meeting, one is to be elected to serve until the 2002 Annual Meeting, and until their respective successors are elected and have qualified. After accounting for the resignations of Messrs. O'Donnell and Rose, if all nine nominees are elected, the Board of Directors will consist of 16 directors. Directors are elected by the affirmative vote of the majority of the shares of Common Stock entitled to vote thereon and represented in person or by proxy at the Annual Meeting when a quorum is present.

The nominees for election of directors at the Annual Meeting are Steven J. Crandall, Richard A. Grills, Edward M. Mazze, James W. McCormick, Jr., Victor J. Orsinger II, H. Douglas Randall III, Joyce O. Resnikoff, James P. Sullivan and Neil H. Thorp. Each of Messrs. Crandall, Grills, McCormick, Orsinger, Sullivan and Thorp is presently a director of the Corporation. Each of the nominees has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Board of Directors designates such other persons. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.

The Board of Directors recommends that shareholders vote "FOR" this proposal.

                        NOMINEE AND DIRECTOR INFORMATION

                                                                     Common Stock Shares Beneficially
                                                                        Owned on March 1, 2000 (2)
                                                                   --------------------------------------
                                                                   Common Stock
Name and Principal Occupation                 Years as               Owned (3)     Vested                 Percent
During the Past Five Years                  Director (1)    Age                    Options      Total      Of Class
------------------------------------------ --------------- ------- ------------ ------------ ------------ ------------
Terms Expiring in 2003 (if elected):

Steven J. Crandall                                17        47           2,655       10,127       12,782        0.11%
   Vice President, Ashaway
   Line & Twine Manufacturing Co.
   (manufacturer of tennis string,
   fishing line and surgical sutures)

Richard A. Grills                                 17        67         130,344       10,127      140,471        1.23%
   Chairman and Chief Executive Officer
   of Bradford Dyeing Association, Inc.,
   since 1999 (textiles); former
   consultant

James W. McCormick, Jr.                           17        69          29,587        5,064       34,651        0.30%
   Former President,
   McCormick's, Inc. (retailer),
   currently retired

Victor J. Orsinger II                             17        53          32,353        7,314       39,667        0.35%
   Partner, Orsinger & Nardone,
   Attorneys at Law

James P. Sullivan, CPA                            17        61           6,298        9,316       15,614        0.14%
   Finance Officer, Roman Catholic
   Diocese of Providence

Neil H. Thorp                                     17        60          29,488        8,127       37,615        0.33%
   President, Thorp & Trainer, Inc.
   (insurance)

Terms Expiring in 2001:

Alcino G. Almeida                                  2        67           1,107        3,376        4,483        0.04%
   Executive Vice President
   And General Manager, The Day
   Publishing Company through 1997,
   currently retired

Katherine W. Hoxsie, CPA                           9        51          51,313       35,440       86,753        0.76%
   Vice President, Hoxsie
   Buick-Pontiac-GMC Truck, Inc.

Brendan P. O'Donnell                              18        70          15,641       10,127       25,768        0.23%
   Retired manufacturing executive

Anthony J. Rose, Jr.                              28        69         193,682        5,064      198,746        1.74%
   President, Technical Industries, Inc.
   (chemicals)

John C. Warren                                     4        54          11,904       75,809       87,713        0.77%
   Chairman and Chief Executive Officer of
   the Corporation and the Bank since 1999;
   Chief Executive Officer of the Corporation
   and the Bank since 1997; President of the
   Corporation and the Bank since 1996; Chief
   Operating Officer of the Corporation and
   the Bank 1996-1997

Joyce O. Resnikoff (if elected)                  -0-        63           2,518          -0-        2,518        0.02%
   Chief Executive Officer, Olde Mistick
   Village, Mystic Connecticut

Edward M. Mazze, Ph.D. (if elected)              -0-        59             -0-          -0-          -0-        0.00%
   Dean, College of Business
   Administration and The Alfred J.
   Verrecchia-Hasbro Inc. Leadership
   Chair in Business, University of Rhode
   Island since 1998;
   Dean, The Belk College of Business
   Administration and Professor of
   Marketing, University of North
   Carolina at Charlotte, 1993-1998

Terms Expiring in 2002:

Gary P. Bennett                                    6        58           6,082        4,642       10,724        0.09%
   Consultant; former Chairman and Chief
   Executive Officer, Analysis & Technology,
   through 1999 (interactive multimedia
   training systems, information systems and
   engineering services)

Larry J. Hirsch                                    6        61           9,365       10,127       19,492        0.17%
   President, Westerly Jewelry Co., Inc.
   (retailer)

Mary E. Kennard, Esq.                              6        45           3,207       12,544       15,751        0.14%
   University Counsel and Vice
   President, The American University

Joseph J. Kirby                                   28        68          71,376       93,029      164,405        1.44%
   Retired Chairman of the Board and
   Chief Executive Officer of the
   Corporation and the Bank 1996-1997;
   President of the Corporation and the
   Bank 1984-1995

H. Douglas Randall, III (if elected)             -0-        52           9,483          -0-        9,483        0.08%
   President, HD Randall, Realtors
   (real estate)


In  addition  to the  nominee  and  director  information  provided  above,  the following summarizes the security ownership of certain executive officers of the
Corporation and the Bank, who are not also directors of the Corporation:
John F. Treanor                                                            -0-       10,364       10,364         0.09
   President and Chief Operating Officer

David V. Devault, CPA                                                   15,945       65,416       81,361        0.71%
   Executive Vice President, Treasurer
   and Chief Financial Officer

Harvey C. Perry II                                                      19,586       47,103       66,689        0.58%
   Senior Vice President and Secretary

James M. Vesey                                                             170        1,125        1,295        0.01%
   Senior Vice President, Commercial Lending

All Directors and Executive Officers as a Group (28 persons)           677,350      491,810    1,169,160       10.22%

-------------------

(1) The Corporation was organized in 1984. The years indicated include the period the directors have been members of the Board of the Bank prior to 1984.

(2) "Beneficial ownership" means, pursuant to Securities and Exchange Commission ("SEC") regulations, the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security (i.e., the power to dispose, or to direct the disposition, of a security) and/or the right to acquire such ownership within 60 days.

(3) Includes 641, 952 and 170 common stock equivalents held by Messrs. Almeida, Warren and Vesey, respectively, in the Corporation's Nonqualified Deferred Compensation Plan.

Committees of the Board of Directors

The Corporation's Board of Directors has the following committees:

Executive Committee. The Executive Committee met ten times in 1999 and, when the Board of Directors is not in session, is entitled to exercise all the powers and duties of the Board. Members of the Executive Committee are Directors O'Donnell (Chairperson), Grills, Hoxsie, Kirby, Orsinger, Rose and Warren.

Compensation Committee. The Compensation Committee, which met nine times in 1999, is responsible for reviewing compensation policies of the Bank and for making recommendations concerning remuneration arrangements for executive officers. Members of the Compensation Committee are Directors Orsinger (Chairperson), Almeida, Bennett, Hirsch, Kennard and O'Donnell.

Audit Committee. The Audit Committee, which met five times in 1999, is responsible for reviewing the adequacy of the Corporation's system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, and reports of the independent auditors. Committee members are Directors Hoxsie (Chairperson), Crandall, McCormick and Sullivan.

Stock Option Committee. The Stock Option Committee, which met one time in 1999, is responsible for the administration of the Corporation's Amended and Restated 1988 Stock Option Plan ("1988 Plan") and 1997 Equity Incentive Plan ("1997 Plan"). Committee members are Directors Bennett (Chairperson), Kennard, O'Donnell and Sullivan.

Nominating Committee. The Nominating Committee met three times in 1999 and is responsible for reviewing the qualifications of potential nominees for election to the Board of Directors of the Corporation and recommending to the shareholders the election of directors of the Corporation. The Committee members are Directors O'Donnell (Chairperson), Bennett, Hoxsie, Kirby, Orsinger and Rose. Shareholders may make nominations for election as directors at any meeting called for such purpose provided that written notice has been given to the President of the Corporation not less than 14 nor more than 60 days prior to such meeting. Such notice shall set forth the name, age, business address and principal occupation of, and the number of shares of Common Stock beneficially owned by, each nominee.

The Corporation's Board of Directors held seven meetings in 1999. In 1999, the Board of Directors of the Bank, the members of which included all of the Corporation's Board members, held twelve meetings. During 1999, each member of the Corporation's Board attended at least 75% of the aggregate number of meetings of the Corporation's Board, the Bank's Board and the Corporation's Board committees of which such person was a member.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

During 1999, for each meeting of the Board of Directors of the Corporation and of the Bank attended, non-employee directors received $300 and $600, respectively. In addition, non-employee directors received $400 for each
Corporation and Bank committee meeting attended (non-employee committee chairpersons received $600 per meeting). However, directors attending more than one meeting in any one day (excluding meetings of the Board of Directors of the Corporation) were generally paid only for one of such meetings. In addition, non-employee directors received a $9,000 annual retainer, which is paid quarterly.

The Plan for Deferral of Directors' Fees adopted by the Corporation and the Bank effective March 1, 1988, amended, restated and renamed the Nonqualified Deferred Compensation Plan (the "1999 Plan"), effective January 1, 1999, provides standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees are invested in any of several benchmark options, including the Corporation's common stock. Deferred fees are payable in a lump sum or installments following termination of service as a director or attainment of a certain age; if the investment benchmark selected is the Corporation's common stock, the fees may also be payable in the form of such stock.

The 1997 Plan provides that each director of the Corporation who is not an employee of the Corporation shall automatically be granted a nonqualified option to purchase 1,688 shares of Common Stock as of the date of each Annual Meeting after which such director will continue to serve as a director of the Corporation at an option price equal to the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. These options are exercisable on and after the date that is one year after the date of grant. In addition, the Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation.

Executive Compensation

The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, the compensation of each person who served as Chief Executive Officer and the four most highly compensated executive officers of the Corporation and/or the Bank, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1999 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                   Compensation
                                                    Annual Compensation               Awards
                                              --------------------------------    ----------------
                                                                                    Number of
                                                                                    Securities
  Name and Principal                                                                Underlying          All Other
       Position                    Year             Salary          Bonus (1)      Options (2)       Compensation (3)
------------------------------ ------------- ----------------- ----------------- ------------------- ----------------

John C. Warren                     1999            $275,000        $121,000             23,575          $8,250 (4)
 Chairman and Chief                1998             250,000          92,500                -0-           7,500 (4)
 Executive Officer                 1997             220,000          89,540             47,307           5,564

John F. Treanor                    1999            $132,346         $53,419             27,337         $30,059 (5)
 President and Chief
 Operating Officer

David V. Devault                   1999            $147,000         $46,922              8,400          $4,410
 Executive Vice President,         1998             135,269          37,125                -0-           4,058
 Treasurer and Chief               1997             120,000          32,700             13,138           3,966
 Financial Officer

Harvey C. Perry II                 1999            $116,000         $30,856              4,975          $3,480
 Senior Vice President and         1998             110,000          27,500                -0-           3,300
 Secretary                         1997             104,000          28,340             11,273           3,437

James M. Vesey                     1999            $103,789         $27,930              4,500             -0-
 Senior Vice President,
 Commercial Lending

 ------------------
(1) Bonus amounts represent amounts accrued for the years indicated under the Corporation's Short-Term Incentive Plan for its executive officers and other key employees (the "Incentive Plan"). The Incentive Plan provides for annual payments to participants up to a maximum percentage of base salary, which percentages vary among participants. The Plan also permits certain additional discretionary payments.

(2) None of the stock options granted to the Named Executives has tandem stock appreciation rights ("SARs"). The numbers of securities underlying stock options granted to the Named Executives have been adjusted to reflect three-for-two stock splits effected by the Corporation on November 19, 1997 and August 3, 1998.

(3) Under the terms of the Bank's tax-qualified 401(k) plan (the "401(k) Plan"), which covers substantially all employees, the Bank matched 50% of each participant's first 2% of voluntary salary contributions and 100% of each participant's next 2% of salary contributions up to a maximum match of 3%.

(4) Includes $3,450 and $2,700 for 1999 and 1998, respectively, accrued under the Bank's Supplemental Pension Benefit and Profit Sharing Plan (the "Supplemental Plan"), which provides for payments by the Bank of certain amounts which would have been contributed by the Bank under the 401(k) Plan, but for limitations on employer contributions contained in the Internal Revenue Code.

(5) Includes $25,589 for club membership and related tax reimbursement as well as a $4,500 automobile allowance.



                   -------------------------------------------

The following table contains information concerning the grant of stock options pursuant to the 1988 Plan to the Named Executives during the fiscal year ended December 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                               Individual Grants
                            ------------- --------------- ------------ --------------
                                                                                      Potential Realizable Value at
                                            Percent of                                   Assumed Annual Rates of
                             Number of    Total Options                                  Stock Price Appreciation
                             Securities     Granted to     Exercise                          for Option Term
                             Underlying     Employees       or Base                   --------------- ---------------
                            Options         in Fiscal      Price Per    Expiration
    Name                    Granted (1)        Year          Share         Date             5%             10%
--------------------------- ------------- --------------- ------------ -------------- --------------- ---------------
John C. Warren                  23,575        14.72%        $17.50      05/17/2009      $259,458 (2)    $657,518 (3)
John F. Treanor                 14,122         8.82%        $16.38      04/01/2009      $145,430 (4)    $368,549 (5)
                                13,215         8.25%        $17.50      05/17/2009      $145,440 (2)    $368,573 (3)
David V. Devault                 8,400         5.25%        $17.50      05/17/2009       $92,448 (2)    $234,280 (3)
Harvey C. Perry II               4,975         3.11%        $17.50      05/17/2009       $54,753 (2)    $138,755 (3)
James M. Vesey                   4,500         2.81%        $17.50      05/17/2009       $49,525 (2)    $125,507 (3)

 ------------------
(1) All options granted to the Named Executives were granted in April and May 1999 under the 1988 Plan. These options become exercisable in 25% installments commencing on the date of grant and on each anniversary date thereafter, so long as employment with the Corporation continues. If a change in control were to occur, the options set forth above would become immediately exercisable in full.

(2)   $17.50 at 5% annually for 10 years = $28.51

(3)   $17.50 at 10% annually for 10 years = $45.39

(4)   $16.38 at 5% annually for 10 years = $26.67

(5)   $16.38 at 10% annually for 10 years = $42.47


                   -------------------------------------------
The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1999 and unexercised options held as of the end of the 1999 fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                          Number of Securities             Value of Unexercised
                                                         Underlying Unexercised            In-the-Money Options
                                                          Options at FY-End (1)              at FY-End (1)(2)
                                                      -----------------------------    ------------------------------
                           Acquired        Value
    Name                  on Exercise     Realized     Exercisable    Unexercisable    Exercisable     Unexercisable
------------------------ -------------- ------------- -------------- --------------- --------------- ----------------
 John C. Warren                 -0-            $0          75,809          29,510         $425,415        $48,649
 John F. Treanor                -0-            $0           6,833          20,504           $5,680        $17,042
 David V. Devault               -0-            $0          65,416           9,585         $662,114        $13,642
 Harvey C. Perry II           3,600       $54,867          47,103           6,551         $466,906        $11,389
 James M. Vesey                 -0-            $0           1,125           3,375             $281           $844

 ------------------
(1)   There  are no  SARs  attached  to  the  stock  options  held  by the Named
      Executives.

(2) Value based on the fair market value of the Corporation's Common Stock on December 31, 1999 $17.75 minus the exercise price.


                   -------------------------------------------

The Bank maintains a qualified defined benefit pension plan (the "Pension Plan") for substantially all employees of the Corporation and the Bank. The Internal Revenue Code limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the
Supplemental Plan provides for payments by the Bank of certain amounts which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Internal Revenue Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank. The following table shows the annual benefits payable upon retirement, assuming retirement at age 65 in 1999, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan.

                               PENSION PLAN TABLE

                                                                         Years of Service
                             ---------------- ----------------- ----------------- ---------------- -----------------
 Average Annual
 Pension Compensation              15                20                25               30                35
 --------------------------- ---------------- ----------------- ----------------- ---------------- -----------------

              $125,000          $31,464           $41,952           $52,440          $62,928           $73,416
               150,000           38,402            51,202            64,003           76,803            89,604
               175,000           45,339            60,452            75,565           90,678           105,791
               200,000           52,277            69,702            87,128          104,553           121,979
               225,000           59,214            78,952            98,690          118,428           138,166
               250,000           66,152            88,202           110,253          132,303           154,354
               300,000           80,027           106,702           133,378          160,053           186,729
               350,000           93,902           125,202           156,503          187,803           219,104
               400,000          107,777           143,702           179,628          215,553           251,479
               450,000          121,652           162,202           202,753          243,303           283,854
               500,000          135,527           180,702           225,878          271,053           316,229


Annual payments to an employee retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. Pension compensation consists of base salary, plus, in the case of the Named Executives and certain other key employees, payments pursuant to the Incentive Plan. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table. The benefit is the sum of (i) 1.2% of pension compensation multiplied by the number of years of service, plus (ii) .65% of pension compensation in excess of the Social Security covered compensation level multiplied by the number of years of service. In 1999, the covered Social Security compensation level was $33,060. The benefits shown are straight-life annuity amounts not reduced by a joint survivorship benefit, which is available.

The years of service accrued for purposes of the Pension Plan in 1999 for the following Named Executives were: Mr. Warren, 3 years; Mr. Treanor, 0 years; Mr. Devault, 13 years; Mr. Perry, 25 years and Mr. Vesey, 0 years.

                   -------------------------------------------

The Corporation entered into Change of Control Agreements (the "Agreements") with each of the Named Executives pursuant to which such executives agreed to remain employed by the Corporation for a fixed term following a change in control (as defined in the Agreements) and pursuant to which such executives would receive a lump sum payment from the Corporation in the event of their involuntary termination, other than for cause, or a reduction in their salary, title, benefits, staff, perquisites or duties during such fixed term following a change in control. The term of the Agreements and the multiple of the executive's base amount (generally, the executive's annualized includable compensation as defined in Section 280G of the Internal Revenue Code) which constitutes the lump sum payment provided under the Agreements vary for each executive. The term of the Agreement following a change in control and the multiple of base amount for each Named Executive is as follows:

                             Term of the Agreement                 Multiple of
Named Executive             After Change in Control                Base Amount
--------------------------------------------------------------------------------
John C. Warren                      3 years                            2.99
John F. Treanor                     2 years                            2.00
David V. Devault                    2 years                            2.00
Harvey C. Perry II                  2 years                            2.00
James M. Vesey                      1 year                             1.00

Compensation Committee Interlocks and Insider Participation

The Compensation Committee makes recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank, subject to the approval of the Board of Directors. The Compensation Committee members are Directors Orsinger (Chairperson), Almeida, Bennett, Hirsch, Kennard and O'Donnell. The Stock Option Committee is responsible for the administration of the Corporation's 1988 Plan and the 1997 Plan. The Stock Option Committee members are Directors Bennett (Chairperson), Kennard, O'Donnell and Sullivan. No members of the Compensation Committee or the Stock Option Committee are currently employees of the Corporation or the Bank. During 1999, the Bank paid approximately $14,714 in legal fees related to collection matters to the law firm of Orsinger & Nardone, of which Mr. Orsinger, the Chairperson of the Compensation Committee, is a partner.

                COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                     JOINT REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Board of Directors. The success of the Corporation is highly dependent on hiring, developing and training qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives. Prior to the beginning of the fiscal year, the Compensation Committee and the Stock Option Committee consulted with an independent compensation consultant (the "Consultant") which provided certain information regarding base salary, short-term and long-term incentive practices of comparable companies in the banking industry (the "Compensation Peer Group"). This information was used by those Committees to evaluate, adjust and approve recommendations made by the Chief Executive Officer for the compensation package for each other executive officer, and to develop and approve the compensation package of the Chief Executive Officer. The general policy of the Compensation Committee is to attempt to position executive base salary levels in the middle of the range of base level salaries for comparable executives in the Compensation Peer Group, with adjustments to reflect such subjective factors as technical, managerial and human relations skills, problem solving capabilities, and level of accountability.

Base Salary. Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the full Board of Directors. Salary levels were recommended for approval by the Compensation Committee for each executive officer's position based on an analysis of compensation level information provided by the Consultant, following the general guidelines outlined above. Generally, the Compensation Committee relied on the recommendations of the Chief Executive Officer in following these guidelines to establish the base salary of the other executive officers for 1999. The base annual salary established by the Compensation Committee for Mr. Warren, President and Chief Executive Officer, was $275,000, a 10.0% increase over 1998. Effective April 1, 1999, Mr. Warren was promoted to Chairman and Chief Executive Officer.

Short-Term Incentive Plan. The Corporation's Short-Term Incentive Plan provides for the payment of additional cash compensation to officers based upon the achievement of target levels of return on equity and, with respect to officers other than the Chief Executive Officer, the achievement of individual objectives established by senior management. The return on equity target levels were established by the Compensation Committee based upon their review of data for the Compensation Peer Group provided by the Consultant and management's expectations and recommendations. The Compensation Committee's policy is to review periodically these performance measures and adjust them as appropriate. The total target payout for the Chief Executive Officer in 1999 was 40% of base salary.

In 1999, the Corporation's return on equity, as measured against the Compensation Peer Group and the targets established by the Compensation Committee, entitled the executive officers to a payout for 1999 performance of 110% of the return on equity portion of the target payout for each officer. Payouts based on the achievement of individual performance goals were subjectively determined by each participant's supervisor.

Long-Term Incentives. As a general rule, the Stock Option Committee has granted stock options to the executive officers on an annual basis. The granting of stock options is viewed as a desirable long-term compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve the long-term stock market performance of the Corporation's stock. When granting stock options to executive officers, the Stock Option Committee reviews data for the Compensation Peer Group provided by the Consultant and, for officers other than the Chief
Executive Officer, recommendations made by the Chief Executive Officer, which are based on each officer's level of responsibility and contribution towards achievement of the Corporation's business plan and objectives. In May 1999, the Stock Option Committee granted to Mr. Warren, the Chief Executive Officer, options to purchase 23,575 shares, with an exercise price of $17.50 per share. The grant to the Chief Executive Officer was based upon his strong performance as exemplified by his service to the Corporation and his demonstrated leadership skills.

The foregoing report has been furnished by the Compensation Committee and the Stock Option Committee.

Compensation Committee:                            Stock Option Committee:

Victor J. Orsinger II (Chairperson)                Gary P. Bennett (Chairperson)
Alcino G. Almeida                                  Mary E. Kennard, Esq.
Gary P. Bennett                                    Brendan P. O'Donnell
Larry J. Hirsch                                    James P. Sullivan, CPA
Mary E. Kennard, Esq.
Brendan P. O'Donnell

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.), the Keefe, Bruyette & Woods, Inc. ("KBW")
Eastern Regional Bank Sub-index and the Nasdaq Bank Index for the five years ended December 31, 1999.

                 Comparison of Five Year Cumulative Total Return

[The line graph referred to in the preceding  paragraph  appears in this page in the proxy filed in paper format that will be provided to shareholders. The following table provides the data points necessary to describe this graphic via EDGAR.]

                                            1994         1995         1996         1997         1998          1999
------------------------------------- ------------- ------------ ------------ ------------ ------------ -------------

 Washington Trust Bancorp, Inc.            $100.00      $138.22      $227.81      $394.89      $370.11       $313.69

 The Nasdaq Stock Market (U.S.)            $100.00      $141.33      $173.89      $213.07      $300.25       $542.43

 KBW Eastern Regional Banks                $100.00      $169.75      $232.83      $372.57      $388.14       $374.88

 Nasdaq Bank Index                         $100.00      $149.00      $196.73      $329.39      $327.11       $314.42


KBW has announced that it will no longer measure and publish the Eastern Regional Bank Sub-index for periods after 1999. Accordingly, the Nasdaq Bank Index has been added to the presentation herein as a replacement banking industry index. The results presented assume that the value of Washington Trust Bancorp, Inc. Common Stock and each index was $100 on December 31, 1994. The total return assumes reinvestment of dividends.

                       INDEBTEDNESS AND OTHER TRANSACTIONS

The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted. During 1999, the Bank paid legal fees to a law firm of which a director is a partner. See "Compensation Committee Interlocks and Insider Participation."


                                   PROPOSAL 2

                      RATIFICATION OF SELECTION OF AUDITORS

The ratification of KPMG LLP to serve as independent auditors of the Corporation for the current fiscal year ending December 31, 2000 will be submitted to the Annual Meeting. Such ratification requires the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, represented in person or by proxy, at the Annual Meeting when a quorum is present. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, the Board of Directors will reconsider its choice of KPMG LLP as the Corporation's independent auditors.

The Board of Directors recommends that shareholders vote "FOR" this proposal.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, the Corporation believes that during 1999 all Section 16(a) filing requirements applicable to its Insiders were complied with, except that John C. Warren inadvertently failed to report on a timely basis one transaction in 1999.

                              SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation to the 2001 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: President, not later than November 21, 2000 for inclusion, if appropriate, in the Corporation's Proxy Statement and the form of proxy relating to the 2001 Annual Meeting.

                              FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which has been provided to the shareholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                                 OTHER BUSINESS

Management knows of no matters to be brought before the meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.

                           INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled "Compensation Committee and Stock Option Committee Joint Report on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           ANNUAL REPORT ON FORM 10-K

Copies of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission are available without charge upon written request addressed to Elizabeth B. Eckel, Vice President, Marketing, Washington Trust Bancorp, Inc., P.O. Box 512, Westerly, Rhode Island 02891-0512.

                       EXPENSE OF SOLICITATION OF PROXIES

The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500 plus customary expenses.

                                  Submitted by order of the Board of Directors,

                                  Harvey C. Perry II

                                  Harvey C. Perry II
                                  Secretary

Westerly, Rhode Island
March 21, 2000

                         WASHINGTON TRUST BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Joseph J. Kirby, Brendan P. O'Donnell and John C. Warren, or any one of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 25, 2000 or any adjournment thereof.

   This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposals Nos. 1 and 2.

   PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                      (Continued and to be signed on other side)







Please mark your votes as indicated [x]

The Board of Directors recommends that you instruct the proxies to vote FOR all of the proposals.


                                                      FOR           WITHHOLD
                                                 all nominees     AUTHORITY to
                                                  (except as          vote
                                                  indicated)    for all nominees
1.  ELECTION OF   NOMINEES: Steven J. Crandall,
    DIRECTORS     Richard A. Grills, Edward M.
                  Mazze, James W. McCormick,
                  Victor J. Orsinger II,
                  H. Douglas Randall III,
                  Joyce O. Resnikoff,  James P.
                  Sullivan,  Neil H. Thorp            [ ]             [ ]

    (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided below.)






--------------------------------------------------------------------------------

2. To ratify the selection of KPMG LLP          FOR     AGAINST     ABSTAIN
   as independent auditors of the
   Corporation for the year ending              [ ]       [ ]         [ ]
   December 31, 2000


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


Dated: ____________________________________________, 2000

Signature _______________________________________________

Signature if held jointly _______________________________

Please sign exactly as name appears. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.